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Exhibit 10.29

OLD MILL CORPORATE CENTER
FIRST AMENDMENT TO THE LEASE AGREEMENT

        THIS AGREEMENT MADE and entered into this 1st day of September, 2002, by and between Holladay Building East L.L.C. ("Lessor") and Overstock.com DE ("Lessee").

RECITALS:

A.
Beckstrand & Associates, as Lessor, and Lessee previously entered into a Lease Agreement dated January 23, 2002, for the premises located at 6322 South 3000 East, Suite 100, consisting of approximately 19,444 rentable square feet ("the Lease").

B.
Lessor is the present owner of the building in which the leased premises are located.

C.
Under the terms of the Lease, Lessee has an option to extend the Lease.

D.
Lessee desire to exercise its option to extend the Lease.

        NOW, THEREFORE, the parties agree as follows:

  1.
  Expansion. Commencing on September 1, 2002, or upon occupancy, whichever shall occur first (the "commencement date"), Lessee shall expand its facilities into Suite 110, consisting of approximately 1,919 rentable square feet and 1,627 useable square feet (the "new space").

  2.
  Term. Lessee shall be entitled to occupy the new space for a term of Four (4) Years and Five (5) Months, commencing on the commencement date and terminating on the 31st day of January, 2007.

  3.
  Base Rent / Operating Expenses. Upon the commencement date, Lessee shall pay Lessor $2,398.75 per month for the base rent associated with the new space. Should commencement occur on any date other than the first day of the month, rent shall be prorated. Lessee shall also be obligated to pay its share of operating expenses for the Building, which Lessor estimates will be $5.75 per rentable square foot. The estimated monthly payment for operating expenses shall be $919.52 per month.

  4.
  Escalation. Rent shall escalate by three percent (3%) on February 1st of each year during the extended Lease Term.

  5.
  Tenant Improvements. Lessor shall, at its sole expense, clean carpets, install a door leading into the break room, re-key the main door lock, and remove the furniture currently in the Premises. Any additional tenant improvements shall be at the sole expense of Lessee and must be pre-approved by Lessor prior to the commencement of any work in the Premises.

  6.
  Free Rent. Lessor shall provide Lessee with one (1) month of free base rent and operating expenses to be used during the month of September, 2002.

  7.
  Signage: Lessor will allow Lessee's name on one sign by the Lessee's entrance to Suite 110. All signage shall conform to the building standard and shall be pre-approved by the Lessor. All signage shall be at the sole expense of Lessee.

  8.
  Provisions of Lease. During the term of the Lease, all terms and conditions of the Lease shall apply except as modified by this First Amendment to Lease.

        IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease Agreement as of the day and year first above written.

LESSOR:		LESSEE:
Holladay Building East L.L.C.		Overstock.com DE
By	/s/ JEFF PECK	By	/s/ JAMES HYDE
Jeff Peck
	Its:	Vice President	Its:	Chief Operating Officer

TENANT:	Overstock.com DE
Monthly Rent Summary per Lease
OLD MILL CORPORATE CENTER
Building:	6322 South 3000 East
Suite:	110

Square Footage Breakdown:

	USF	RSF
Office	1,579	1,863
Kitchen	48	56

Total	1,627	1,919

Term:	Four (4) Years and Five (5) Months
To/From:	Sep 1, 2002 - Jan 31, 2007
Annual Increase:	3.0% on 2/1 of each year
Usable SF:	1,627
Rentable SF:	1,919
Load Factor:	17.95%
Security Dep.:	$0.00
Non-Refundable:	$0.00

**BASE RENTAL AND OPERATING EXPENSE PAYMENT DUE ON THE FIRST OF THE MONTH**
** OPERATING EXPENSES ARE ESTIMATED TO BE $919.52 PER MONTH **

	2002	2003	2004	2005	2006	2007
JAN		$2,398.75	$2,470.71	$2,544.83	$2,621.18	$2,699.81
FEB		$2,470.71	$2,544.83	$2,621.18	$2,699.81
MAR		$2,470.71	$2,544.83	$2,621.18	$2,699.81
APR		$2,470.71	$2,544.83	$2,621.18	$2,699.81
MAY		$2,470.71	$2,544.83	$2,621.18	$2,699.81
JUN		$2,470.71	$2,544.83	$2,621.18	$2,699.81
JUL		$2,470.71	$2,544.83	$2,621.18	$2,699.81
AUG		$2,470.71	$2,544.83	$2,621.18	$2,699.81
SEP	$0.00	$2,470.71	$2,544.83	$2,621.18	$2,699.81
OCT	$2,398.75	$2,470.71	$2,544.83	$2,621.18	$2,699.81
NOV	$2,398.75	$2,470.71	$2,544.83	$2,621.18	$2,699.81
DEC	$2,398.75	$2,470.71	$2,544.83	$2,621.18	$2,699.81

	7,196.25	29,576.56	30,463.85	31,377.77	32,319.10	2,699.81
NUMBER OF MONTHS:				53.00
TOTAL RENT PER TERM OF LEASE:				$133,633.35

ADDITIONAL NOTES:

Total Complex:	150,233	1.28% of complex:	(Triple Net Lease)

        OPERATING EXPENSES    Tenant shall pay as additional rent, its proportionate share of operating expenses for the Building, which Landlord estimates will be $5.75 per rentable square foot per year, $919.52 per month.

        TENANT IMPROVEMENTS: See Addendum "A"

        FREE RENT: See Addendum "A"

        Signage: See Addendum "A"

	Total SF 1919	Cost Per SF
Rent/Mo.	2,398.75	15.00
T.I. ÷ # Mo.*	28.92	0.18
Other/Mo.	0.00	0.00

Net Rates:	$2,369.83	$14.82
* Estimated Cost of Tenant Improvements
T.I.	1,300.00

	$1,300.00
Interest Rate:	12.00%

MGMT	ACCOUNTING
M. Milner

E: Leasing\Old Mill C.C Leases[Overstock 1st Amend to #100.xls]A

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  Exhibit 10.29
OLD MILL CORPORATE CENTER FIRST AMENDMENT TO THE LEASE AGREEMENT